 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 13, 2019

KVH Industries, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-28082	05-0420589
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 Enterprise Center, Middletown, RI 02842
(Address of Principal Executive Offices and zip code)

(401) 847-3327
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, par value $0.01 per share	KVHI	The NASDAQ Stock Market LLC (NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Disposition of Videotel; Share Purchase Agreement

On May 13, 2019, KVH Industries, Inc. (the “Company”) entered into a Share Purchase Agreement (the “Purchase Agreement”) with KVH Media Group Limited, a private limited company incorporated in England and a wholly owned subsidiary of the Company (“KMG”), and Pelican Holdco Limited, a newly organized private limited company incorporated in England (“Oakley SPV”). Oakley SPV is an affiliate of Oakley Capital IV Master SCSp (“Oakley Fund IV”), a private equity fund managed by Oakley Capital Limited. Pursuant to the Purchase Agreement, KMG sold all of the issued share capital (the “Shares”) of its subsidiaries Super Dragon Limited, a Hong Kong private company limited by shares (“Super Dragon”), and Videotel Marine Asia Limited, a Hong Kong private company limited by shares (“VMA”), to Oakley SPV.

The sale was consummated immediately following the execution and delivery of the Purchase Agreement by the parties.

Super Dragon, VMA and their subsidiaries (collectively, the “Target Companies”) comprise the Company’s maritime training business, which offers video, animation, eLearning computer-based training and interactive distance learning services to the maritime industry. In addition to Super Dragon and VMA, the Target Companies are Videotel Training Services Limited, Videotel Consultants and Rentals Limited, Videotel Marine Asia Limited and Videotel Pte Limited.

The purchase price for the Shares was $90.0 million, plus (a) the aggregate amount of unrestricted cash and cash equivalents of the Target Companies as of May 13, 2019, less (b) the aggregate amount of all borrowings and indebtedness of the Target Companies as of that date, plus (c) an amount equal to any excess in the Target Companies’ working capital as of that date above a stated target amount or (d) less an amount equal to any shortfall of the Target Companies’ working capital as of that date below the stated target amount, in each case subject to the definitions and other terms and conditions of the Purchase Agreement.

Under the terms of the Purchase Agreement, following delivery by KMG of certain financial information, Oakley SPV will have 60 business days to prepare and submit to KMG a draft balance sheet as of May 13, 2019 showing the amount of cash, indebtedness and working capital of the Target Companies as of that date. KMG will have 15 business days to accept or object to the draft balance sheet. If KMG objects to any portion of the draft balance sheet, the parties will have 10 business days to resolve any dispute, after which either party may submit any outstanding disputes to independent accountants for determination. In the absence of fraud or manifest error, the determination of the independent accountants will be final and binding on the parties.

In the Purchase Agreement, KMG made customary warranties regarding the Target Companies and other matters. The warranties include general commercial warranties (“General Warranties”), warranties regarding capacity and title (“Fundamental Warranties”) and warranties regarding tax matters (“Tax Warranties”). In general, KMG will not be liable for any claim of breach of any General Warranty or any Tax Warranty unless Oakley SPV gives notice of the breach within 18 months and seven years, respectively, after closing. Further, KMG will not be liable for any claim for a recoverable amount of less than $0.1 million and will not be liable unless the aggregate amount of recoverable claims exceeds $1.0 million in which case KMG will be liable for such aggregate amount and not merely the excess. The aggregate liability of KMG for breaches of General Warranties and Tax Warranties is limited to 20% of the purchase price, and the aggregate liability of KMG for breaches of Fundamental Warranties and claims under the Tax Covenant (as described below) is limited to the purchase price.

KVH generally agreed to unconditionally and irrevocably guarantee the due and punctual performance and observance by KMG of all of its obligations, commitments and undertakings in the Purchase Agreement and the other transaction documents.

The parties agreed to provide to each other, until December 31, 2019 or such other date as is agreed, specified transition services at cost.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby is not complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed as Exhibit 2.1 hereto and the terms of which are incorporated herein by reference.

The warranties provided by KMG in the Purchase Agreement were made solely for the benefit of Oakley SPV. These warranties (a) were made only for purposes of the Purchase Agreement, (b) were qualified by confidential disclosures made to Oakley SPV in connection with the Purchase Agreement, (c) are subject to materiality qualifications in the Purchase Agreement, which may differ from what investors may regard as material, (d) were made only as of the date of the Purchase Agreement or such other date as was specified in the Purchase Agreement and (e) were included in the Purchase Agreement for the purpose of allocating risk between KMG and KVH, on the one hand, and Oakley SPV, on the other hand, rather than establishing matters as facts. Accordingly, the Purchase Agreement is included with this filing only to provide investors with information regarding the terms of the Purchase Agreement and not to provide investors with any other factual information regarding the Target Companies, the Company, any of the Company’s other subsidiaries or the business of any of them. Investors should not rely on the warranties or any descriptions thereof as characterizations of the actual state of facts or condition of the Target Companies, the Company, any of the Company’s other subsidiaries or the business of any of them.

Tax Covenant

On May 13, 2019, the Company entered into a Tax Deed of Covenant (the “Tax Covenant”) with KMG and Oakley SPV pursuant to which KMG provided Oakley SPV with an indemnity in respect of all pre-closing taxes of the Target Companies. The Tax Covenant provided cover for the loss of any tax reliefs or assets, any “secondary” tax liabilities (i.e. tax liabilities which are not properly Target Company liabilities but which are pursued against any of the Target Companies (e.g. because KMG failed to pay tax due from it)) and an indemnity in respect of the costs and expenses of the Target Companies and Oakley SPV in connection with such liabilities. The Tax Covenant contains a number of limitations on KMG’s liability, the primary ones being where a provision for the tax liability in question has been made in the completion statement drawn up pursuant to the Purchase Agreement or where the tax liability arises solely as a result of actions taken by Oakley SPV following closing. There are also a number of protections in favor of KMG (e.g. in relation to the recovery of any liability from third parties and credit for corresponding benefits). The Tax Covenant is not subject to disclosure and is not subject to the same financial thresholds on claims that apply to the warranties provided under the Purchase Agreement.

The foregoing description of the Tax Covenant and the transactions contemplated thereby is not complete and is qualified in its entirety by reference to the Tax Covenant, a copy of which is filed as Exhibit 2.2 hereto and the terms of which are incorporated herein by reference.

Loan Agreement

On May 13, 2019, KMG entered into a Loan Agreement with Oakley SPV pursuant to which KMG advanced $89.4 million to Oakley SPV (the “Advance”). Oakley SPV agreed to use the Advance to pay the estimated purchase price under due the Purchase Agreement. The Advance matures 30 business days after closing and bears interest at a rate of 5% per year during the period from closing until and including the 15th business day after the closing and at a rate of 12% per year during the period after from such 15th business day until the maturity date.

Repayment of the Advance is backed by an equity commitment letter dated May 13, 2019 from Oakley Fund IV and Oakley Capital IV S.A R.L (the General Partner of Oakley Fund IV) to Oakley SPV and KMG, pursuant to which Oakley Fund IV confirmed that it or an affiliate nominated by it will, directly or through one or more intermediaries, provide funding for Oakley SPV to fulfill all of Oakley SPV’s payment obligations under the Loan Agreement and the Purchase Agreement. In the equity commitment letter, Oakley SPV undertook to use the funds provided thereunder exclusively to fulfill its obligations under the Loan Agreement and the Purchase Agreement.

Oakley Fund IV’s obligations under the equity commitment letter terminate once it, directly or through one or more intermediaries, provides the requisite funds to Oakley SPV.

The foregoing description of the Loan Agreement and the transactions contemplated thereby is not complete and is qualified in its entirety by reference to the Loan Agreement, a copy of which is filed as Exhibit 10.1 hereto and the terms of which are incorporated herein by reference.

Deeds of Share Charge

On May 13, 2019, KMG entered into Deeds of Share Charge (each, a “Share Charge”) with Oakley SPV with respect to the issued share capital of each of Super Dragon and VMA. Each Share Charge is governed by the laws of Hong Kong, the jurisdiction of incorporation of each of Super Dragon and VMA.

In each Share Charge, Oakley SPV agreed that it would, on demand, discharge and pay when due and payable any and all of the secured obligations thereunder, including all amounts owing to KMG under the Loan Agreement and such Share Charge. Under the Share Charges, Oakley SPV charged as beneficial owner, as security for the payment and discharge of the secured obligations, by way of first fixed charge, all of Oakley SPV’s right, title and interest in and to the shares of each of Super Dragon and VMA (and related rights) and, to the extent not effectively charged by way of first fixed charge, then by way of first floating charge, all of the “Charged Property”, as well as the shares of Super Dragon and VMA (and related rights). The Charged Property generally consists of the assets and/or undertaking of Oakley SPV which are the subject of the security created in favor of KMG under the relevant Share Charge.

In each Share Charge, Oakley SPV provided certain covenants not to exercise any of its rights or powers in relation to the Charged Property in a manner which, in KMG’s opinion, would prejudice the value of, or the ability of KMG to realize, the security created thereby, and certain covenants with respect to the treatment of dividends, distributions, interest and other monies received or recovered, the voting of the shares of Super Dragon and VMA and the exercise of the powers and rights conferred on or exercisable by the legal or beneficial owner of the Charged Property. Upon any event of default under the relevant Share Charge, KMG is entitled to exercise stated remedies, including the power to sell the shares of Super Dragon and VMA, to the extent permitted by law, and to appoint one or more receivers for the Charged Property.

The foregoing description of the Share Charges and the transactions contemplated thereby is not complete and is qualified in its entirety by reference to the Share Charges, copies of which are filed as Exhibits 10.2 and 10.3 hereto and the terms of which are incorporated herein by reference.

Consent under Credit Agreement

On May 13, 2019, the Company entered into a consent agreement (the “Lender Consent”) with Bank of America, N.A., as Lender and Administrative Agent, and The Washington Trust Company, as Lender, with respect to the Amended and Restated Credit Agreement dated as of October 30, 2019 among the Company and the Lenders (the “Credit Agreement”). In the Lender Consent, the Lenders consented to, among other things, the execution and delivery of the Purchase Agreement, the sale of the Shares pursuant to the terms of the Purchase Agreement and the making of the Advance pursuant to the terms of the Loan Agreement.

In the Lender Consent, the parties agreed that the Company could retain the portion of the net proceeds of the sale of the Shares remaining after applying such proceeds, first, to the repayment of the term loans (including any accrued interest) until repaid in full and, second, to the amounts outstanding under the Company’s revolving loan facility until, on a pro forma basis, the Company’s Consolidated Leverage Ratio (as defined in the Credit Agreement) is not more than 2.75x. As of May 13, 2019, the aggregate amount of outstanding principal and interest under the term loans was approximately $21.4 million, and the aggregate principal amount of outstanding revolving loans was approximately $15.0 million, a substantial amount of which the Company currently expects to prepay.

In the Lender Consent, the parties agreed that, notwithstanding the prepayment of the revolving loans, the amount of the revolving loan facility would remain at $20.0 million, subject to the terms and conditions of the Credit Agreement.

In the consent, the company granted to the Administrative Agent and certain related persons a general release of claims arising before the date of the consent, other than claims arising out of fraud or willful misconduct.

The foregoing description of the Lender Consent and the transactions contemplated thereby is not complete and is qualified in its entirety by reference to the Lender Consent, a copy of which is filed as Exhibit 10.4 hereto and the terms of which are incorporated herein by reference.

Notice Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that involve risks and uncertainties. For example, forward-looking statements include statements regarding the future finalization of the purchase price for Videotel, the anticipated receipt and timing of payment, the execution of a license agreement, future financial reporting, the expected repayment of debt and the availability of legal remedies. Actual results could differ materially from the forward-looking statements made in this Current Report on Form 8-K. Factors that might cause these differences include, but are not limited to: unanticipated expenses, potential delays in anticipated events or actions, potential decisions to increase debt repayments, risks and uncertainties regarding the negotiation of definitive terms of the proposed license agreement, potential claims by the purchaser or other parties, including potential warranty claims that may reduce net proceeds, the potential failure of counterparties or others to comply with their payment and other obligations, the potential need to pursue litigation, the risks, uncertainties and expenses of litigation, the potential failure to satisfy conditions or requirements for obtaining legal remedies, the greater uncertainties of legal remedies in foreign jurisdictions, and the potential inadequacy of litigation recoveries or settlements to offset all damages. These and other factors are or may be discussed in more detail in the Company’s Form 10-K filed with the SEC on March 1, 2019. The Company does not assume any obligation to update its forward-looking statements to reflect new information and developments.

ITEM 2.01    COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

The information disclosed in Item 1.01 of this Form 8-K is incorporated herein by reference.

ITEM 2.02    RESULTS OF OPERATIONS AND FINANCIAL CONDITION
On May 13, 2019, the Company issued a press release announcing the sale of the Target Companies. The press release contained certain historical financial information regarding the Target Companies for the twelve months ended March 31, 2019. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference. The information in this Item 2.02 of Form 8-K and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, regardless of any general incorporation language in such filing.

ITEM 2.04	TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT

The information disclosed in Item 1.01 of this Form 8-K is incorporated herein by reference.

Section 2.05(b) of the Credit Agreement provides that, subject to certain exceptions, in the event of a “Disposition” (as defined in the Credit Agreement), KVH must prepay outstanding loans in an aggregate amount equal to 100% of the Net Cash Proceeds (as defined in the Credit Agreement) received by KVH or any subsidiary from such Disposition. The prepayments must be applied, first, to the principal repayment installments of outstanding term loans in inverse order of maturity and, second, to repayment of revolving loans. The sale of the Target Companies constituted a Disposition under the terms of the Credit Agreement, thereby triggering the Company’s obligation to make the prepayments specified by Section 2.05(b) thereof, which effectively accelerated the Company’s obligation to repay outstanding loans under the Credit Agreement.

In the Lender Consent, the parties to the Credit Agreement modified the repayment requirements arising from the sale of the Target Companies. As noted above in Item 1.01 of this Form 8-K, the parties agreed that the Company could retain the portion of the net proceeds of the sale of the Shares remaining after applying such proceeds, first, to the repayment of the term loans (including any accrued interest) until repaid in full and, second, to the amounts outstanding under the Company’s revolving loan facility until, on a pro forma basis, the Consolidated Leverage Ratio (as defined in the Credit Agreement) is not more than 2.75x.

Item 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(b)    Pro Forma Financial Information

As a smaller reporting company, the Company is subject to the disclosure requirements of Article 8 of Regulation S-X. Rule 8-05 of Regulation S-X, relating to the disclosure of pro forma financial information, does not expressly require the Company to provide pro forma financial information with respect to the sale of the Target Companies. Nonetheless, the Company has determined to provide certain pro forma financial information with respect to the sale of the Target Companies to assist investors to understand the financial impact of the transaction.

The unaudited pro forma consolidated balance sheet of the Company as of March 31, 2019 and the unaudited pro forma consolidated statements of operations of the Company for the years ended December 31, 2016, 2017 and 2018 and for the three months ended March 31, 2019, in each case giving pro forma effect to the Company’s disposition of the Target Companies, are attached as Exhibit 99.2 and are incorporated herein by reference.

The unaudited pro forma consolidated balance sheet of the Company as of March 31, 2019 gives effect to the transaction as if it had occurred on March 31, 2019. The unaudited pro forma consolidated statements of operations for all periods presented give effect to the transaction as if it had occurred on January 1, 2016. In order to derive the pro forma financial information, the historical results of the Company have been adjusted to eliminate the assets, liabilities and results of operations of the Target Companies, which have historically been consolidated by the Company. Pro forma adjustments are described in the notes to the unaudited pro forma consolidated financial statements. The unaudited pro forma consolidated financial statements are presented for illustrative purposes only. The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable under the circumstances; however, actual amounts could differ. The unaudited pro forma consolidated financial statements are not necessarily indicative of the operating results or financial position that would have been achieved had the disposition been consummated as of the dates indicated or of the results that may be obtained in the future. The Company has not yet determined whether to account for the sale of the Target Companies as a discontinued operation for all periods presented beginning with the second quarter of 2019.

The unaudited pro forma consolidated financial statements and the accompanying notes thereto should be read in conjunction with, and are qualified by, the historical financial statements and notes thereto of the Company. The Company’s historical financial statements are included in its Annual Report on Form 10-K for the year ended December 31, 2018 and its Quarterly Report on Form 10-Q for the three months ended March 31, 2019.

(d)    Exhibits

Exhibit No.	Description
2.1*
Share Purchase Agreement dated as of May 13, 2019 among KVH Industries, Inc., KVH Media Group Limited and Pelican Holdco Limited relating to the sale of the entire issued share capital of Super Dragon Limited and Videotel Marine Asia Limited

2.2
Tax Deed of Covenant dated as of May 13, 2019 among KVH Industries, Inc., KVH Media Group Limited and Pelican Holdco Limited relating to the sale of the entire issued share capital of Super Dragon Limited and Videotel Marine Asia Limited

10.1	Loan Agreement dated as of May 13, 2019 between KVH Media Group Limited, as Lender, and Pelican Holdco Limited, as Borrower
10.2	Deed of Share Charge dated as of May 13, 2019 between Pelican Holdco Limited, as Charger, in favor of KVH Media Group Limited, as Chargee, over shares of Super Dragon Limited
10.3	Deed of Share Charge dated as of May 13, 2019 between Pelican Holdco Limited, as Charger, in favor of KVH Media Group Limited, as Chargee, over shares of Videotel Marine Asia Limited
10.4
Consent dated as of May 13, 2019 among KVH Industries, Inc., as Borrower, Bank of America, N.A., as Lender and Administrative Agent, and The Washington Trust Company, as Lender, under the Amended and Restated Credit Agreement dated as of October 30, 2018 among such parties

99.1	May 13, 2019 press release entitled “KVH Announces the Sale of Videotel for $90 Million to Focus on Core Strategic Initiatives” (furnished pursuant to Item 2.02)
99.2
Pro forma consolidated financial statements of the Company for the years ended December 31, 2016, 2017 and 2018 and the three months ended March 31, 2019 giving pro forma effect to the disposition of the Target Companies

____________

*
Certain schedules and similar attachments have been omitted in reliance on Instruction 4 of Item 1.01 of this Form 8-K and Item 601(a)(5) of Regulation S-K. The Company will provide, on a supplemental basis, a copy of any omitted schedule or attachment to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KVH INDUSTRIES, INC.
Date: May 15, 2019	BY:	/s/ DONALD W. REILLY
Donald W. Reilly
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1*
Share Purchase Agreement dated as of May 13, 2019 among KVH Industries, Inc., KVH Media Group Limited and Pelican Holdco Limited relating to the sale of the entire issued share capital of Super Dragon Limited and Videotel Marine Asia Limited

2.2
Tax Deed of Covenant dated as of May 13, 2019 among KVH Industries, Inc., KVH Media Group Limited and Pelican Holdco Limited relating to the sale of the entire issued share capital of Super Dragon Limited and Videotel Marine Asia Limited

10.1	Loan Agreement dated as of May 13, 2019 between KVH Media Group Limited, as Lender, and Pelican Holdco Limited, as Borrower
10.2	Deed of Share Charge dated as of May 13, 2019 between Pelican Holdco Limited, as Charger, in favor of KVH Media Group Limited, as Chargee, over shares of Super Dragon Limited
10.3	Deed of Share Charge dated as of May 13, 2019 between Pelican Holdco Limited, as Charger, in favor of KVH Media Group Limited, as Chargee, over shares of Videotel Marine Asia Limited
10.4
Consent dated as of May 13, 2019 among KVH Industries, Inc., as Borrower, Bank of America, N.A., as Lender and Administrative Agent, and The Washington Trust Company, as Lender, under the Amended and Restated Credit Agreement dated as of October 30, 2018 among such parties

99.1	May 13, 2019 press release entitled “KVH Announces the Sale of Videotel for $90 Million to Focus on Core Strategic Initiatives” (furnished pursuant to Item 2.02)
99.2
Pro forma consolidated financial statements of the Company for the years ended December 31, 2016, 2017 and 2018 and the three months ended March 31, 2019 giving pro forma effect to the disposition of the Target Companies

____________

*
Certain schedules and similar attachments have been omitted in reliance on Instruction 4 of Item 1.01 of this Form 8-K and Item 601(a)(5) of Regulation S-K. The Company will provide, on a supplemental basis, a copy of any omitted schedule or attachment to the Securities and Exchange Commission (the “Commission”) or its staff upon request.